Exhibit 23.1


                       Consent of Coopers & Lybrand L.L.P.




                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the registration statement of Zytec Corporation on Form S-8 of our reports dated February 21, 1996, on our audits of the consolidated financial statements and financial statement schedule of Zytec Corporation as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which reports are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995.




                                   Coopers & Lybrand L.L.P.


Minneapolis, Minnesota
September 3, 1996